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                                                                      EXHIBIT 22




                             MCDERMOTT INCORPORATED
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1994





                                                                                            PERCENTAGE
                                                                   ORGANIZED                OF VOTING
                                                                   UNDER THE                  SHARES
                 NAME OF COMPANY                                    LAWS OF                   OWNED
Hudson Engineering Corporation                                     Texas                       100

Babcock & Wilcox Investment Company                                Delaware                    100
    The Babcock & Wilcox Company                                   Delaware                    100
         Americon, Inc.                                            Delaware                    100
         Babcock & Wilcox Equity Investments, Inc.                 Delaware                    100
         Babcock & Wilcox Industries Ltd.                          Delaware                    100
         Power Systems Operations, Inc.                            Delaware                    100
         Hudson Products Corporation                               Texas                       100



The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.





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